UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 17, 2016

Cabot Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-5667	04-2271897
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Two Seaport Lane, Suite 1300, Boston, Massachusetts		02210-2019
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	617-345-0100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 14, 2016, Cabot Corporation (the "Company") announced that Patrick M. Prevost advised the Board of Directors of the Company (the "Board of Directors") of his decision to step down from his position as President and Chief Executive Officer of the Company effective March 11, 2016. Mr. Prevost remains an employee of the Company and a member of the Board of Directors.

In connection with this decision, Mr. Prevost will terminate his employment effective July 15, 2016. The Company and Mr. Prevost have entered into a separation agreement dated May 17, 2016 under which, upon his termination of employment, Mr. Prevost will receive cash separation payments totaling $1,412,653 and a $116,600 contribution to the Company’s Supplemental 401(k) Plan in connection with a portion of such separation payments. The Company will also pay its portion of COBRA premiums in respect of Mr. Prevost’s COBRA coverage following employment termination until the earlier of 18 months following termination or the termination of COBRA coverage. In addition, the Company has agreed to accelerate the vesting of Mr. Prevost’s outstanding time- and performance-based restricted stock unit and stock option awards, with the portion of performance-based restricted stock unit awards for which the performance period has not been completed vesting assuming target performance is achieved. The Company has also agreed to extend the exercise period of Mr.Prevost's options to purchase the Company’s common stock (which would otherwise expire on the date that is three months following the termination of employment) until the earlier of (i) October 15, 2019 and (ii) the original expiration date of the option. The Company has agreed to reimburse reasonable legal expenses incurred by Mr. Prevost in connection with negotiating the terms and conditions of his separation agreement in an amount not to exceed $15,000. In exchange for the payments and benefits provided in the separation agreement, the Company received a release of claims from Mr. Prevost. These arrangements are subject to Mr. Prevost’s continued compliance with his obligations regarding confidential information, proprietary developments, and covenants as to non-competition and non-solicitation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cabot Corporation

May 20, 2016	By:	Brian A. Berube

Name: Brian A. Berube
Title: Senior Vice President and General Counsel